UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

ACTINIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52446	88-0378336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Fifth Avenue, 3rd Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 459-4201

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of incorporation or Bylaws; Change in Fiscal Year.

Effective February 3, 2014,  Actinium Pharmaceuticals, Inc. (the "Company") amended the classified board provision of its Articles of Incorporation.  Pursuant to the new Article TENTH(B), the directors shall be divided into three classes, designated Class I, Class II, and Class III.  Class I shall consist of two directors, Class II shall consist of two directors, and Class III shall consist of the chief executive officer.  Each such director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected.  Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified, or until his retirement, death, resignation or removal.

In order to implement a staggered Board of directors, Class I shall serve a twelve (12) month term from the date of the 2013 annual shareholders meeting; Class II shall serve a twenty four (24) month term from the date of the 2013 annual shareholders meeting; and Class III shall serve a thirty-six (36) month term from the date of the 2013 annual shareholders meeting.  Directors elected at each annual meeting commencing in 2014 shall be elected for a 3 year term as specified above.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. 3.1           Certificate of Amendment to Articles of incorporation of Actinium Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2014	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Kaushik J. Dave
Name: Kaushik J. Dave Title: President and Chief Executive Officer